As filed with the Securities and Exchange Commission on May 22, 2006
Registration No. 333-131885

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOBLE CORPORATION
NOBLE DRILLING CORPORATION
(Exact name of registrant as specified in its charter)

NOBLE CORPORATION	NOBLE DRILLING CORPORATION
CAYMAN ISLANDS (State or other jurisdiction of incorporation or organization)	DELAWARE (State or other jurisdiction of incorporation or organization)
98-0366361 (I.R.S. employer identification no.)	73-0374541 (I.R.S. employer identification no.)
13135 South Dairy Ashford, Suite 800 Sugar Land, Texas 77478 (281) 276-6100 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	13135 South Dairy Ashford, Suite 800 Sugar Land, Texas 77478 (281) 276-6100 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert D. Campbell
Senior Vice President and General Counsel
Noble Corporation
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478
(281) 276-6100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
David L. Emmons
Baker Botts L.L.P.
2001 Ross Avenue, Suite 700
Dallas, Texas 75201
(214) 953-6500

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the U.S. Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☑
CALCULATION OF REGISTRATION FEE

Amount to be Registered/Proposed
Maximum Offering Price per
Unit/Proposed Maximum Offering
Price/Amount of
Title of Each Class of Securities to be Registered	Registration Fee

Noble Corporation debt securities	(1)

Noble Corporation preferred shares	(1)

Noble Corporation depositary shares(2)	(1)

Noble Corporation ordinary shares	(1)

Noble Corporation warrants	(1)

Noble Drilling Corporation guarantees of debt securities	(3)

(1)	The registrant is registering hereby an unspecified amount of securities of each identified class of securities and is relying on Rules 456(b) and 457(r). Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee, except for $40,450 that has already been paid with respect to $500,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-107595 and were not sold thereunder.

(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of ordinary shares and will be evidenced by a depositary receipt.

(3)	Pursuant to Rule 457(n), no separate registration fee is payable in respect of the registration of guarantees.

PROSPECTUS

Noble Corporation
Debt Securities
Preferred Shares
Depositary Shares
Ordinary Shares
Warrants
Noble Drilling Corporation
Guarantees of Debt Securities

        This prospectus relates to ordinary shares, preferred shares, debt securities, depositary shares and warrants for equity securities of Noble Corporation which we may sell from time to time in one or more offerings. The preferred shares, debt securities, depositary shares and warrants may be convertible into or exercisable or exchangeable for shares of our ordinary shares or other securities. The debt securities may be guaranteed by Noble Drilling Corporation, a wholly-owned indirect subsidiary of ours. We will provide specific terms of these sales in supplements to this prospectus.
      We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings.
      The ordinary shares of Noble Corporation are listed on the New York Stock Exchange under the symbol “NE.” Any ordinary shares of Noble Corporation sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance.

      Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2006.

      You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus provided in connection with an offering. We have not authorized anyone else to provide you with different information. We are not making any offer of securities in any jurisdiction where the offer is not permitted. The information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and free writing prospectus provided in connection with an offering is accurate only as of the respective dates thereof or, in the case of information incorporated by reference, only as of the date of such information, regardless of the time of delivery of this prospectus, an accompanying prospectus supplement or any free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since such dates.

Where You Can Find More Information
      Noble Corporation is subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (which we refer to as the U.S. Exchange Act in this prospectus), and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (which we refer to as the SEC in this prospectus). You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the worldwide web site maintained by the SEC at http://www.sec.gov. You may also inspect those reports, proxy statements and other information concerning Noble at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our ordinary shares are currently listed.
      We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Noble or one of its subsidiaries, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.
Incorporation of Certain Information By Reference
      The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us.

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•	Current Report on Form 8-K filed on January 6, 2006;

•	Current Report on Form 8-K filed on February 7, 2006 (excluding any portions thereof that are deemed to be furnished and not filed);

•	Current Report on Form 8-K filed on February 8, 2006;

•	Current Report on Form 8-K filed on February 10, 2006 (excluding any portions thereof that are deemed to be furnished and not filed);

•	Current Report on Form 8-K filed on February 22, 2006;

•	Current Report on Form 8-K filed on March 6, 2006;

•	Current Report on Form 8-K filed on March 17, 2006;

•	Current Report on Form 8-K filed on April 3, 2006;

•	Current Report on Form 8-K filed on April 27, 2006;

•	Amendment to Current Report on Form 8-K filed on Form 8-K/ A on March 3, 2006; and

•	The description of our ordinary shares contained in our Registration Statement on Form 8-A filed on April 26, 2002, as amended by Amendment No. 1 on Form 8-A/ A filed on March 14, 2003 and Amendment No. 2 on Form 8-A/ A filed on June 10, 2005.

      We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act until our offering or offerings are completed.
      Documents incorporated by reference are available from us without charge, excluding exhibits unless we specifically have incorporated by reference an exhibit in this prospectus. You may obtain without charge a copy of documents that we incorporate by reference in this prospectus by requesting them in writing or by telephone at the following address:

Julie J. Robertson
Executive Vice President and Secretary
Noble Corporation
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77048
(281) 276-6100
      You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement and free writing prospectus provided in connection with an offering. We have not authorized anyone else to provide you with different information. We are not making any offer of securities in any jurisdiction where the offer is not permitted. The information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and free writing prospectus provided in connection with an offering is accurate only as of the respective dates thereof, or in the case of information incorporated by reference, only as of the date of such information, regardless of the time of delivery of this prospectus, an accompanying prospectus supplement or free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since such dates.
About This Prospectus
      As used in this prospectus and any prospectus supplement:

•	“Noble,” “we,” “our,” and “us” generally mean Noble Corporation, a Cayman Islands exempted company limited by shares, together with its consolidated subsidiaries, unless the context otherwise requires, such as in the sections providing description of the securities offered in this prospectus; and

•	“Noble Drilling” means Noble Drilling Corporation, a Delaware corporation and wholly-owned indirect subsidiary of Noble Corporation.
      This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may offer and sell different types of the securities as described in this prospectus in one or more offerings.
      This prospectus provides you with a general description of the securities we may offer. Each time securities are sold, we will provide a prospectus supplement and, if applicable, a free writing prospectus that will contain specific information about the terms of that offering and the securities offered in that offering. The prospectus supplement and, if applicable, any free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any free writing prospectus, together with the additional information contained in the documents we refer to under the “Where You Can Find More Information” section of this prospectus.
About Noble Corporation
      We are a leading provider of diversified services for the oil and gas industry. We perform contract drilling services with our fleet of 62 offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 43 jackups and three submersibles.

The fleet count includes two F&G JU-2000E enhanced premium newbuild jackups under construction. Approximately 80 percent of the fleet is currently deployed in worldwide markets, principally including the Middle East, Mexico, the North Sea, Brazil, West Africa and India. In addition, we provide technologically advanced drilling-related products and services designed to create value for our customers. Our other services include labor contract drilling services, well site and project management services, and engineering services.
      Our business strategy continues to be the active expansion of our international offshore drilling and deepwater capabilities through acquisitions, rig upgrades and modifications, and the deployment of assets in important geological areas.
      Noble Corporation became the successor to Noble Drilling as part of the internal corporate restructuring of Noble Drilling and its subsidiaries effective April 30, 2002. We and our predecessors have been engaged in the contract drilling of oil and gas wells for others domestically since 1921 and internationally during various periods since 1939. Our ordinary shares are listed on the New York Stock Exchange under the symbol “NE.” Our principal executive offices are located at 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, and our telephone number is (281) 276-6100.
About Noble Drilling Corporation
      Noble Drilling is a wholly-owned direct subsidiary of Noble Holding (U.S.) Corporation, which is a Delaware corporation and a wholly-owned direct subsidiary of Noble. Prior to the internal corporate restructuring described above in “About Noble Corporation,” Noble Drilling was a publicly-traded corporation. Noble Drilling was incorporated in Delaware in 1939. Noble Drilling’s principal executive offices are located at 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, and its telephone number at that address is (281) 276-6100.
Cautionary Statement Regarding Forward-Looking Statements
      This prospectus and any accompanying prospectus supplement include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (which we refer to as the U.S. Securities Act in this prospectus), and Section 21E of the U.S. Exchange Act. All statements other than statements of historical facts included in this prospectus or an accompanying prospectus supplement or in the documents incorporated by reference regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions and indebtedness covenant compliance are forward-looking statements. When used in this prospectus or an accompanying prospectus supplement or in the documents incorporated by reference, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to have been correct. We have identified factors that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include, but are not limited to, the following:

•	volatility in crude oil and natural gas prices;

•	changes in the rate of economic growth in the U.S. or in other major international economies;

•	the discovery of significant additional oil and/or gas reserves or the construction or availability of significant oil and/or gas delivery or storage systems that impact regional or worldwide energy markets;

•	political and economic conditions in markets where we from time to time operate;

•	intense competition in the drilling industry;

•	our inability to execute any of our business strategies;

•	cost overruns or delays in shipyard construction projects and repair, maintenance, conversion or upgrade projects;

•	changes in oil and gas drilling technology or in our competitors’ drilling rig fleets that could make our drilling rigs less competitive or require major capital investment to keep them competitive;

•	industry-wide shortages of supplies, services, skilled personnel and equipment necessary to conduct our business;

•	limitations on our insurance coverage or our inability to obtain or maintain insurance coverage at rates and with deductible amounts that we believe are commercially reasonable;

•	changes in our customers’ drilling programs or budgets due to their own internal corporate events, changes in the markets and prices for oil and gas, or shifts in the relative strengths of various geographic drilling markets brought on by things such as a general economic slowdown, or regional or worldwide recession, any of which could result in deterioration in demand for our drilling services;

•	cancellation by our customers of drilling contracts or letter agreements or letters of intent for drilling contracts or their exercise of early termination provisions generally found in our drilling contracts;

•	adverse weather (such as hurricanes and monsoons) and seas;

•	operational hazards (such as blowouts, cratering, fires and loss of production);

•	acts of war or terrorism;

•	requirements and potential liability imposed by governmental regulation of the drilling industry (including environmental and safety regulation and regulation of how our drilling units must be designed, equipped and operated);

•	significant changes in trade, monetary or fiscal policies worldwide, including changes in interest rates;

•	currency fluctuations between the U.S. dollar and other currencies;

•	costs and effects of unanticipated legal and administrative proceedings;

•	changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof, including taxing authorities not agreeing with our assessment of the effects of such laws, treaties and regulations; and

•	such other factors as may be discussed in this prospectus supplement, an accompanying prospectus supplement or our reports filed with the SEC.
      All of the foregoing risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks when you purchase our securities.

Use of Proceeds
      We intend to use the net proceeds from the sales of securities as set forth in the applicable prospectus supplement.
Ratio of Earnings to Fixed Charges
      Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Year Ended December 31,
Three Months Ended
March 31, 2006	2005	2004	2003	2002	2001

9.9	10.9	5.4	5.5	6.5	8.1
      For the purpose of calculating these ratios, “earnings” is determined by adding “total fixed charges” (excluding interest capitalized), income taxes, minority interest in net income (or reduction for minority interest in loss) and amortization of interest capitalized to income from continuing operations after eliminating equity in undistributed earnings and adding back losses of companies in which at least 20 percent but less than 50 percent equity is owned. For this purpose, “total fixed charges” consists of (1) interest on all indebtedness and amortization of debt discount and expense, (2) interest capitalized and (3) an interest factor attributable to rentals.
Description of Debt Securities
      The following description of debt securities, together with the particular terms of the debt securities offered that will be described in the prospectus supplement relating to such debt securities, sets forth the material terms and provisions of debt securities to be issued by us.
      We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other of our securities. The debt securities may be:

•	senior obligations issued in one or more series under a senior indenture to be entered into between us and JPMorgan Chase Bank, as trustee; or

•	subordinated obligations issued in one or more series under a subordinated indenture to be entered into between us and JPMorgan Chase Bank, as trustee.
      We have summarized material provisions of the indentures below. The forms of the indentures listed above have been filed as exhibits to the registration statement and you should read the indentures for provisions that may be important to you. The following description is qualified in all respects by reference to the actual text of the indentures and the forms of the debt securities.
General
      A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities of the series and whether the series is senior secured or senior unsecured debt securities or senior or junior subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the person to whom any interest on a debt security shall be payable, if other than the person in whose name that debt security is registered on the regular record date;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series are payable or the method of that determination or the right to defer any interest payments;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of determining the rate or rates;

•	the date or dates from which interest will accrue and the interest payment dates on which any such interest will be payable or the method by which the dates will be determined;

•	the regular record date for any interest payable on any interest payment date and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal of and premium, if any, and any interest on the debt securities of the series will be payable, if other than the Borough of Manhattan, The City of New York;

•	the period or periods within which, the date or dates on which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•	our obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or otherwise or at the option of the holders and the period or periods within which, the price or prices at which, the currency or currencies including currency unit or units in which and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part;

•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other debt or equity securities of us, and the terms and conditions upon which the conversion or exchange may be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

•	the denominations in which any debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency in which payment of principal of and premium, if any, and interest on debt securities of the series shall be payable, if other than United States dollars;

•	any index, formula or other method used to determine the amount of payments of principal of and premium, if any, and interest on the debt securities;

•	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates before the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date (or, in any such case, the manner in which the deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in United States currency;

•	if the principal of or premium, if any, or interest on any debt securities is to be payable, at the issuer’s election or the election of the holders, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and premium, if any, and interest on such debt securities shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

•	if other than the stated principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of the acceleration of the maturity of the debt securities or provable in bankruptcy;

•	the applicability of, and any addition to or change in, the covenants and definitions then set forth in the applicable indenture or in the terms then set forth in such indenture relating to permitted consolidations, mergers or sales of assets;

•	any changes or additions to the provisions of the applicable indenture dealing with defeasance, including the addition of additional covenants that may be subject to our covenant defeasance option;

•	whether any of the debt securities are to be issuable in permanent global form and, if so, the depositary or depositaries for such global security and the terms and conditions, if any, upon which interests in such debt securities in global form may be exchanged, in whole or in part, for the individual debt securities represented thereby in definitive registered form, and the form of any legend or legends to be borne by the global security in addition to or in lieu of the legend referred to in the applicable indenture;

•	the appointment of any trustee, any authenticating or paying agents, transfer agent or registrars;

•	the terms of any guarantee of the payment of principal, interest and premium, if any, with respect to debt securities of the series and any corresponding changes to the provisions of the applicable indenture;

•	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest with respect to the debt securities due and payable;

•	any applicable subordination provisions for any subordinated debt securities in addition to or in lieu of those set forth in this prospectus;

•	if the securities of the series are to be secured, the property covered by the security interest, the priority of the security interest, the method of perfecting the security interest and any escrow arrangements related to the security interest; and

•	any other terms of the debt securities, including any restrictive covenants.
      Neither of the indentures limits the amount of debt securities that may be issued. Each indenture allows debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.
      The debt securities may be issued as discounted debt securities bearing no interest (or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount.
      Federal income tax consequences and other special considerations applicable to any of these discounted debt securities will be described in the applicable prospectus supplement.
      Debt securities of a series may be issued in registered, bearer, coupon or global form.
      We may also in the future issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indentures described in this prospectus. Thus, any other debt securities that we may issue may be issued under other indentures or instruments containing provisions that differ from those included in the indentures or that are applicable to one or more issues of debt securities described in this prospectus.
Guarantee
      Noble Drilling may guarantee any senior or subordinated debt securities. The specific terms and provisions of each guarantee will be described in the applicable prospectus supplement. The obligations of Noble Drilling under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.
Subordination
      Under a subordinated indenture, payment of the principal of and interest and any premium on our subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all our senior indebtedness. The subordinated indenture provides that no payment of principal, interest and any premium on subordinated debt securities may be made in the event:

•	of any insolvency, bankruptcy or similar proceeding involving us or our property, or

•	of any event of default in the payment of any principal of, or premium or interest on, any senior indebtedness when due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such payment default has been cured or waived or otherwise has ceased to exist.
      The subordinated indenture will not limit the amount of senior indebtedness that we may incur.
      “Senior indebtedness” is defined to include (i) all notes or other unsecured evidences of indebtedness, including guarantees given by us, for money borrowed by us, not expressed to be subordinate or junior in right of payment to any other of our indebtedness and (ii) any modifications, refunding, deferrals, renewals or extensions of any such indebtedness or securities, notes or other evidence of indebtedness issued in exchange for such indebtedness.
Amalgamation, Consolidation, Merger or Sale
      Unless otherwise provided in the applicable prospectus supplement with respect to any series of debt securities, the indentures will provide that we will not consolidate or amalgamate with or merge into any person, or convey, transfer or lease substantially all of our assets to any person, other than a direct or indirect wholly-owned subsidiary, unless:

•	either (i) we shall be the continuing corporation or (ii) the person (if other than us) formed by such amalgamation or consolidation or into which we are merged, or to which such sale, lease, conveyance, transfer or other disposition shall be made, shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on and additional amounts with respect to all the debt securities and the performance of our covenants and obligations under the indenture and the debt securities;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing or would result from the transaction; and

•	we deliver to the applicable trustee an officer’s certificate and an opinion of counsel, each stating that the transaction and the supplemental indenture comply with the applicable indenture.
Amendment, Supplement and Waiver
      Under each indenture, our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.
      We generally may amend the indentures or the debt securities with the written consent of the holders of a majority in principal amount of the outstanding debt securities affected by the amendment. The holders of a majority in principal amount of the outstanding debt securities of (i) any series may also waive our compliance in a particular instance with any provision of the applicable indenture with respect to such series of debt securities and (ii) all series may waive our compliance in a particular instance with any provision of the applicable indenture with respect to all series of debt securities issued thereunder. We must obtain the consent of each holder of debt securities affected by a particular amendment or waiver, however, if such amendment or waiver:

•	changes the stated maturity of such debt securities, or any installment of principal of or interest on, any such debt securities;

•	reduces the principal amount of or the interest rate applicable to any such debt securities;

•	changes any place of payment for any such debt securities;

•	changes the currency in which the principal, premium, or interest of any such debt securities may be repaid;

•	impairs the right of the holder of any such debt securities to institute suit for the enforcement of any payment due in respect of any such debt securities on or after stated maturity;

•	reduces the amount of such debt securities whose holders must consent to an amendment, supplement or waiver; or

•	waives any default in the payment of principal of, or premium or interest on, any such debt securities due under the relevant indenture.

      Notwithstanding the foregoing, we may amend either an indenture or any series of debt securities without the consent of any holder thereof:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with an indenture’s provisions with respect to successor corporations;

•	to comply with any requirements of the SEC to effect or maintain qualification under the U.S. Trust Indenture Act of 1939, as amended;

•	to make any change that does not adversely affect the rights of any holder of such debt securities in any material respect; or

•	to issue additional debt securities as permitted by the applicable indenture.
Events of Default
      “Event of Default” when used in an indenture will mean any of the following:

•	failure to pay the principal of or any premium on any debt security when due;

•	failure to deposit any sinking fund payment when due and continuance of such default for 60 days;

•	failure to pay interest on any debt security for 60 days;

•	failure to perform any other covenant in the indenture that continues for 90 days after being given written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of such outstanding debt securities as provided in the relevant indenture;

•	certain events in bankruptcy, our insolvency or reorganization, as the case may be; or

•	any other Event of Default included in any indenture or supplemental indenture.
      An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.
      If an Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 25 percent in aggregate principal amount of the debt securities of the series affected by such Event of Default, or of all series of debt securities if the Event of Default is a result of failure to perform any covenant in the relevant indenture, may declare the entire principal of all the debt securities of that series to be due and payable immediately. If an Event of Default occurs that is a result of certain events in our bankruptcy, insolvency or reorganization, as the case may be, the principal amount of the outstanding securities of all series ipso facto shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. If any of the above happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.
      The holders of a majority in principal amount of the debt securities of any series may waive any past default with respect to such debt securities under the relevant indenture and its consequences, except:

•	in the case of the payment of the principal of, or premium (if any) or interest on, such debt securities; or

•	except as described in this prospectus under the caption “— Amendment, Supplement and Waiver.”
      Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.
Covenants
      Under the indentures, we will:

•	pay the principal of, and interest and any premium on, any debt securities when due;

•	maintain a place of payment;

•	deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.
Payment and Transfer
      Principal of and interest and any premium on fully registered securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.
      Fully registered securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.
Book-Entry Procedures
      Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company, or DTC, acts as depositary.
      DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the U.S. Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the clearance and settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, or indirect participants. The rules applicable to DTC and its direct participants are on file with the SEC.
      Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership of interest of each actual purchaser of notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct and indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of direct participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.
      To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The direct participants will remain responsible for keeping account of their holdings on behalf of their customers.
      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
      Neither DTC nor Cede & Co. will consent or vote with respect to global notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in the listing attached to the omnibus proxy).
      DTC may discontinue providing its service as securities depositary with respect to any global notes at any time by giving reasonable notice to us or the subsidiary issuer or the trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). Under such circumstances, if a successor securities depositary is not obtained, notes certificates in fully registered form are required to be printed and delivered to beneficial owners of the global notes representing such notes.
      The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable (including DTC).
      Neither we, the trustee nor any underwriter of any debt securities will have any responsibility or obligation to direct participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any direct participant with respect to any ownership interest in global notes, or payments to, or the providing of notice to direct participants or beneficial owners.
Defeasance
      We will be discharged from our obligations on the debt securities of any series at any time if sufficient cash or government securities are deposited with the trustee to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.
      The debt securities also provide for legal defeasance. Legal defeasance is permitted only if we shall have received from, or there shall have been published by, the United States Internal Revenue Service a ruling to the effect that legal defeasance will not cause holders of the notes to recognize income, gain or loss for United States federal income tax purposes.
      Under U.S. federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors are urged to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
The Trustee
      JPMorgan Chase Bank, successor to Chase Bank of Texas, National Association and Texas Commerce Bank National Association, will act as the initial trustee, conversion agent, paying agent, transfer agent and registrar with respect to debt securities. JPMorgan Chase Bank is also the trustee under existing indentures governing (1) currently outstanding Senior Notes due 2009 and Senior Notes due 2019 of our wholly owned subsidiary, Noble Drilling Corporation, which notes are guaranteed by us, and (2) project financing debt securities. JPMorgan Chase Bank also acts as a depositary for funds of, performs certain other services for, and transacts other banking business with us and certain of our subsidiaries in the normal course of business. The address of the trustee is 600 Travis, Suite 1150, Houston, Texas 77002.
Governing Law
      Unless otherwise indicated in the prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
Notices
      Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.
Description of Authorized Shares
General
      As of the date of this prospectus, Noble’s authorized share capital is US $55,000,000, divided into 400,000,000 ordinary shares, par value US$0.10 (“Ordinary Shares”), and 15,000,000 preferred shares, par value US$1.00 (“Preferred Shares”). The Preferred Shares are “blank check” shares; therefore, the board of directors of Noble may designate and create the Preferred Shares as shares of any series and determine the respective rights and restrictions of any such series.
      As of December 31, 2005, we had 137,008,835 Ordinary Shares and no Preferred Shares outstanding. As of that date, we also had approximately 3,879,263 Ordinary Shares reserved for issuance upon exercise of options or in connection with other awards outstanding under various employee or director incentive, compensation and option plans.

      Set forth below is a summary of the material terms of our Ordinary Shares with the rights attaching to them as provided for under the applicable provisions of Noble’s memorandum of association (the “memorandum”) and articles of association (the “articles”) and the Companies Law of the Cayman Islands, as revised. You should refer to the memorandum, the articles, the Companies Law and the documents we have incorporated by reference for a complete statement of the terms and rights of our authorized shares. In accordance with Cayman Islands law, holders of shares of Noble are referred to as “members” in Noble’s memorandum and articles, and this terminology in regard to Noble is used in this prospectus and the prospectus supplements.
Ordinary Shares
      Voting Rights. The holders of Ordinary Shares are entitled to one vote per share other than on the election of directors.
      With respect to the election of directors, each holder of Ordinary Shares entitled to vote at the election has the right to vote, in person or by proxy, the number of shares held by him for as many persons as there are directors to be elected. The directors are divided into three classes, with only one class being up for election each year. Directors are elected by a plurality of the votes cast in the election. Neither Cayman Islands law nor the articles provide for cumulative voting for the election of directors.
      There are no limitations imposed by Cayman Islands law or the articles on the right of nonresident members to hold or vote their Ordinary Shares.
      The rights attached to any separate class or series of shares, unless otherwise provided by the terms of the shares of that class or series, may be varied and amended only with the consent in writing of the holders of all of the issued shares of that class or series or by a special resolution passed at a separate general meeting of holders of the shares of that class or series. The necessary quorum for that meeting is the presence of holders of a majority of the shares of that class or series. Each holder of shares of the class or series present, in person or by proxy, has one vote for each share of the class or series of which he is the holder. Outstanding shares will not be deemed to be varied by the creation or issue of further shares that rank in any respect prior to or equivalent with those shares.
      Under Cayman Islands law, some matters, like altering the memorandum or the articles, changing the name of Noble, voluntarily winding up Noble or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of members by a special resolution. A special resolution is a resolution passed by the holders of at least two-thirds of the shares voted at a general meeting or approved in writing by all members entitled to vote at a general meeting of members.
      Quorum for General Meetings. The presence of members, in person or by proxy, holding a majority of the issued shares generally entitled to vote at a meeting is a quorum for the transaction of most business. However, pursuant to the articles, different quorums are required in some cases to approve a change in Noble’s articles. Members present in person or by proxy holding at least 95 percent of the issued shares entitled to vote at a meeting is the required quorum at a general meeting to consider or adopt a special resolution to amend, vary, suspend the operation of or disapply any of the following provisions of the articles:

•	Articles 31 through 49 — which relate to the convening of, and proceedings and procedures at, general meetings;

•	Articles 52 through 60 — which relate to the election, appointment and classification of directors;

•	Articles 62 and 63 — which require members to approve certain business combinations with interested members (with the exceptions described below); or

•	Article 64 — which requires members to approve the sale, lease or exchange of all or substantially all of Noble’s property or assets.

      However, members present, in person or by proxy, holding a majority of the issued shares entitled to vote at the meeting will constitute a quorum if:

•	a majority of the board of directors has, at or prior to the meeting, recommended a vote in favor of the special resolution; and

•	in the case of a special resolution to amend, vary, suspend the operation of or disapply Article 62 of the articles, the favorable recommendation is made by a majority of the disinterested directors, meaning those directors who are unaffiliated with and are not nominees of the interested member and were directors prior to the time the interested member became an interested member; or

•	in the case of a special resolution to amend, vary, suspend the operation of or disapply Article 63 of the articles, other than a special resolution referred to in the next full paragraph below, the favorable board of directors’ recommendation is made at a time when a majority of the board of directors then in office were directors prior to any person becoming an interested member during the previous three years or were recommended for election or elected to succeed those directors by a majority of those directors.
      In addition, members present, in person or by proxy, holding a majority of the issued shares entitled to vote at a meeting also constitute the required quorum to consider or adopt a special resolution to delete Article 63 of the articles if:

•	the resolution will not be effective until 12 months after it is passed by members; and

•	the restrictions in Article 63 of the articles will otherwise continue to apply to any business combination between Noble and any person who became an interested member on or prior to the passing of the resolution.
      The members present at a duly constituted general meeting may continue to transact business until adjournment, despite the withdrawal of members that leaves less than a quorum.
      Dividend Rights. Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends on the Ordinary Shares issued and authorize payment of the dividends out of Noble’s lawfully available funds. Our board of directors may declare that any dividend be paid wholly or partly by the distribution of shares of Noble and/or specific assets.
      In October 2004, our board of directors took action to modify our then existing dividend policy and institute a new policy in the first quarter of 2005 for the payment of a quarterly cash dividend. Pursuant to this policy, we paid a dividend of $0.02 per Ordinary Share on March 1, June 1 and September 1, 2005 and a dividend of $0.04 per Ordinary Share on December 1, 2005 and March 1, 2006. Our board of directors has declared a cash dividend of $0.04 per Ordinary Share, payable on June 1, 2006. The declaration and payment of dividends in the future are at the discretion of our board of directors and the amount thereof will depend on our results of operations, financial condition, cash requirements, future business prospects, contractual restrictions and other factors deemed relevant by our board of directors.
      Rights Upon Liquidation. Upon the liquidation of Noble, after its creditors have been paid in full and the full amounts that holders of any issued shares ranking senior to the Ordinary Shares as to distribution on liquidation or winding up are entitled to receive have been paid or set aside for payment, the holders of Ordinary Shares are entitled to receive, pro rata, any remaining assets of Noble available for distribution. The liquidator may deduct from the amount payable in respect of those Ordinary Shares any liabilities the holder has to or with Noble.
      No Sinking Fund. The Ordinary Shares have no sinking fund provisions.
      No Liability for Further Calls or Assessments. The issued and outstanding Ordinary Shares are duly and validly issued, fully paid and nonassessable.
      No Preemptive Rights. Holders of Ordinary Shares have no preemptive or preferential right to purchase any securities of Noble.

      Redemption and Conversion. The Ordinary Shares are not convertible into shares of any other class or series and are not subject to redemption either by Noble or the holder of the Ordinary Shares.
      Repurchase. Under the articles, Noble may purchase any issued Ordinary Shares in the circumstances and on the terms as are agreed by Noble and the holder of the Ordinary Shares whether or not Noble has made a similar offer to all or any other of the holders of Ordinary Shares.
      Restrictions on Transfer. Subject to the rules of the New York Stock Exchange and any other securities exchange on which the Ordinary Shares may be listed, our board of directors may, in its absolute discretion and without assigning any reason, decline to register any transfer of shares.
      Compulsory Acquisition of Shares Held by Minority Holders. An acquiring party is generally able to acquire compulsorily the Ordinary Shares of minority holders in one of two ways:

•	By a procedure under the Cayman Islands Companies Law, 2004 Revision (the “Companies Law”), known as a “scheme of arrangement.” A scheme of arrangement is made by obtaining the consent of the Cayman Islands company, the consent of the court and approval of the arrangement by holders of ordinary shares (1) representing a majority in number of the members present at the meeting held to consider the arrangement and (2) holding at least 75 percent of all the issued ordinary shares other than those held by the acquiring party, if any. If a scheme of arrangement receives all necessary consents and approvals, all holders of ordinary shares of a company would be compelled to sell their shares under the terms of the scheme of arrangement.

•	By acquiring pursuant to a tender offer 90 percent of the ordinary shares not already owned by the acquiring party (the “offeror”). If an offeror has, within four months after the making of an offer for all the ordinary shares not owned by the offeror, obtained the approval of not less than 90 percent of all the shares to which the offer relates, the offeror may, at any time within two months after the end of that four month period, require any nontendering member to transfer its shares on the same terms as the original offer. In those circumstances, nontendering members will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the nontendering member, the nontendering member is able to convince the court to order otherwise.
      Transfer Agent. The transfer agent and registrar for the Ordinary Shares is UMB Bank, N.A., Kansas City, Missouri. The Ordinary Shares are listed on the New York Stock Exchange under the symbol “NE.”
Preferred Shares and Depositary Shares
      We may issue Preferred Shares in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series being offered and the terms and conditions relating to its offering and sale at the time of the offer and sale. We may also issue fractional Preferred Shares that will be represented by Depositary Shares and Depositary Receipts.
Description of Preferred Shares
      The articles authorize our board of directors or a committee of our board of directors to cause Preferred Shares to be issued in one or more series, without member action. Our board of directors is authorized to issue up to 15,000,000 Preferred Shares, and can determine the number of shares of each series, and the rights, preferences and limitations of each series. We may amend the articles to increase the number of authorized Preferred Shares in a manner permitted by the articles and the Companies Law. As of the date of this prospectus, we have no Preferred Shares outstanding.

      The particular terms of any series of Preferred Shares being offered by us under this shelf registration will be described in the prospectus supplement relating to that series of Preferred Shares. Those terms may include:

•	the number of Preferred Shares of the series being offered;

•	the title and liquidation preference per share of that series of Preferred Shares;

•	the purchase price of the Preferred Shares;

•	the dividend rate (or method for determining such rate);

•	the dates on which dividends will be paid;

•	whether dividends on that series of Preferred Shares will be cumulative or non-cumulative and, if cumulative, the dates from which dividends shall commence to accumulate;

•	any redemption or sinking fund provisions applicable to that series of Preferred Shares;

•	any conversion provisions applicable to that series of Preferred Shares;

•	whether we have elected to offer depositary shares with respect to that series of Preferred Shares; or

•	any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to that series of Preferred Shares.
      If the terms of any series of Preferred Shares being offered differ from the terms set forth below, those terms will also be disclosed in the prospectus supplement relating to that series of Preferred Shares. If we offer any Preferred Shares, we will file with the SEC the form of resolutions adopted by our board of directors establishing the series of the Preferred Shares.
      The Preferred Shares will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, in the event we liquidate, dissolve or wind-up our business, each series of Preferred Shares will have the same rank as to dividends and distributions as each other series of the Preferred Shares we may issue in the future. The Preferred Shares will have no preemptive rights.
      Dividend Rights. Holders of Preferred Shares of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates set forth in the applicable prospectus supplement. Dividend rates may be fixed or variable or both. Different series of Preferred Shares may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books (or, if applicable, the records of the Depositary referred to below under “Description of Depositary Shares”) on record dates determined by our board of directors. Dividends on any series of the Preferred Shares may be cumulative or non-cumulative, as specified in the prospectus supplement. If our board of directors fails to declare a dividend on any series of Preferred Shares for which dividends are non-cumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.
      No full dividends will be declared or paid on any series of Preferred Shares, unless full dividends for the dividend period commencing after the immediately preceding dividend payment date (and cumulative dividends still owing, if any) have been or contemporaneously are declared and paid on all other series of Preferred Shares which have the same rank as, or rank senior to, that series of Preferred Shares. When those dividends are not paid in full, dividends will be declared pro rata, so that the amount of dividends declared per share on that series of Preferred Shares and on each other series of Preferred Shares having the same rank as, or ranking senior to, that series of Preferred Shares will in all cases bear to each other the same ratio that accrued dividends per share on that series of Preferred Shares and the other Preferred Shares bear to each other. In addition, generally, unless full dividends, including cumulative dividends still owing, if any, on all outstanding shares of any series of Preferred Shares have been paid, no dividends will be declared or paid on the Ordinary Shares and generally we may not redeem or purchase any Ordinary

Shares. No interest, or sum of money in lieu of interest, will be paid in connection with any dividend payment or payments which may be in arrears.
      The amount of dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.
      Rights Upon Liquidation. In the event we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, the holders of each series of Preferred Shares will be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement relating to each series of Preferred Shares, plus an amount equal to accrued and unpaid dividends, if any, before any distribution of assets is made to the holders of Ordinary Shares. If the amounts payable with respect to Preferred Shares of any series and any shares having the same rank as that series of Preferred Shares are not paid in full, the holders of Preferred Shares and of such other shares will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of Preferred Shares and any shares having the same rank as the Preferred Shares are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all our property or business nor an amalgamation, merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding up by us of our business or affairs.
      Redemption. Any series of Preferred Shares may be redeemable, in whole or in part, at our option. In addition, any series of Preferred Shares may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of Preferred Shares, including the redemption dates and the redemption prices for that series, will be set forth in the applicable prospectus supplement.
      If a series of Preferred Shares is subject to mandatory redemption, the prospectus supplement will specify the year we can begin to redeem shares of the Preferred Shares, the number of Preferred Shares we can redeem each year, and the redemption price per share. We may pay the redemption price in cash, shares or in cash that we have received specifically from the sale of our capital shares, as specified in the prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital shares, the terms of the series of Preferred Shares may also provide that, if no such capital shares are sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of Preferred Shares will automatically be converted into the applicable capital shares pursuant to conversion provisions specified in the prospectus supplement.
      If fewer than all the outstanding shares of any series of Preferred Shares are to be redeemed, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable. From and after the redemption date, dividends will cease to accrue on the Preferred Shares called for redemption and all rights of the holders of those shares (except the right to receive the redemption price) will cease.
      In the event that full dividends, including accrued but unpaid dividends, if any, have not been paid on any series of Preferred Shares, we may not redeem that series in part and we may not purchase or acquire any shares of that series of Preferred Shares, except by an offer made on the same terms to all holders of that series of Preferred Shares.
      Conversion Rights. The prospectus supplement will state the terms, if any, on which Preferred Shares of a series are convertible into Ordinary Shares or another series of our Preferred Shares. As described under “Redemption” above, under certain circumstances, Preferred Shares may be mandatorily converted into Ordinary Shares or another series of our Preferred Shares.
      Voting Rights. Except as indicated below or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of Preferred Shares will not be entitled to vote. Except as indicated in the applicable prospectus supplement, in the event we issue full shares of any series of

Preferred Shares, each share will be entitled to one vote on matters on which holders of that series of Preferred Shares are entitled to vote. However, as more fully described below under “— Description of Depositary Shares”, if we issue Depositary Shares representing a fraction of a Preferred Share of a series, each Depositary Share will, in effect, be entitled to that fraction of a vote, rather than a full vote. Because each full share of any series of Preferred Shares will be entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the Preferred Shares of that series.
      Transfer Agent and Registrar. UMB Bank, N.A., Kansas City, Missouri will be the transfer agent, registrar and dividend disbursement agent for the Preferred Shares and any depositary shares (see the description of depositary shares below). The registrar for the Preferred Shares will send notices to the holders of the Preferred Shares of any meetings at which such holders will have the right to elect directors or to vote on any other matter.
Description of Depositary Shares
      General. We may, at our option, elect to offer fractional Preferred Shares, rather than full Preferred Shares. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a Preferred Share of a particular series.
      The shares of any series of Preferred Shares underlying the depositary shares will be deposited under a deposit agreement (the “Deposit Agreement”) between us and a bank or trust company selected by us (the “Depositary”). Subject to the terms of the Deposit Agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in Preferred Shares underlying that depositary share, to all the rights and preferences of the Preferred Shares underlying that depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
      The depositary shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement. Depositary receipts will be issued to those persons who purchase the fractional interests in the Preferred Shares underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of Deposit Agreement and depositary receipt are filed as exhibits to the registration statement of which this prospectus is part. Set forth below is a summary of the material terms of the Deposit Agreement, the depositary shares and the depositary receipts. You should refer to the forms of the Deposit Agreement and Depositary Receipts that are filed as exhibits to the registration statement.
      Dividends and Other Distributions. The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Shares to the record holders of Depositary Shares relating to those Preferred Shares in proportion to the number of depositary shares owned by those holders.
      If there is a distribution other than in cash, the Depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the Depositary determines that it is not feasible to make the distribution. If this occurs, the Depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.
      Redemption of Depositary Shares. If a series of Preferred Shares underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of that series of Preferred Shares held by the Depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the Preferred Shares. Whenever we redeem Preferred Shares that are held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of depositary shares representing the Preferred Shares so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the Depositary.
      After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding, and all rights of the holders of those depositary shares will cease, except the right to receive any money, securities, or other property upon surrender to the Depositary of the depositary receipts evidencing those depositary shares.
      Voting the Preferred Shares. Upon receipt of notice of any meeting at which the holders of Preferred Shares are entitled to vote, the Depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying those Preferred Shares. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the Preferred Shares) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Shares underlying that holder’s depositary shares. The Depositary will try, as far as practicable, to vote the number of Preferred Shares underlying those depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will not vote the Preferred Shares to the extent it does not receive specific instructions from the holders of depositary shares underlying the Preferred Shares.
      Amendment and Termination of the Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement may be amended at any time by agreement between us and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of a majority of the depositary shares then outstanding. The Deposit Agreement may be terminated by us or by the Depositary only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution of the underlying Preferred Shares in connection with Noble’s liquidation, dissolution or winding up and the Preferred Shares have been distributed to the holders of depositary receipts.
      Resignation and Removal of Depositary. The Depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the Depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor Depositary and its acceptance of its appointment. The successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal.
      Miscellaneous. The Depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the Depositary and that we are required to furnish to the holders of the Preferred Shares.
      Neither we nor the Depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the Deposit Agreement. Our obligations and those of the Depositary will be limited to the performance in good faith of our respective duties under the Deposit Agreement. Neither we nor the Depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or Preferred Shares unless satisfactory indemnity is furnished. We and the Depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Preferred Shares for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Description of Permanent Global Preferred Securities
      Certain series of the Preferred Shares or depositary shares may be issued as permanent global securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depositary arrangements applicable to Preferred Shares or depositary receipts issued in permanent global form and for which DTC acts as the depositary (“Global Preferred Securities”).
      Each Global Preferred Security will be deposited with, or on behalf of, DTC or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, Global Preferred Securities are not exchangeable for definitive certificated Preferred Shares or depositary receipts.

      Ownership of beneficial interests in a Global Preferred Security is limited to institutions that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a Global Preferred Security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a Global Preferred Security. Ownership of beneficial interests in a Global Preferred Security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the Preferred Shares or depositary shares, as the case may be, represented by a Global Preferred Security. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.
      Payments on Preferred Shares and depositary shares represented by a Global Preferred Security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Preferred Security representing the Preferred Shares or depositary shares. We have been advised by DTC that upon receipt of any payment on a Global Preferred Security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in that Global Preferred Security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a Global Preferred Security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.
      Neither we nor any of our agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of beneficial interests in a Global Preferred Security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.
      A Global Preferred Security is exchangeable for definitive certificated Preferred Shares or depositary receipts, as the case may be, registered in the name of, and a transfer of a Global Preferred Security may be registered to, a person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as Depositary for the Global Preferred Security or at any time DTC ceases to be registered under the U.S. Exchange Act; or

•	We determine in our discretion that the Global Preferred Security shall be exchangeable for definitive Preferred Shares or depositary receipts, as the case may be, in registered form.
      Any Global Preferred Security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive certificated Preferred Shares or depositary receipts, as the case may be, registered by the registrar in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in that Global Preferred Security.
      Except as provided above, owners of the beneficial interests in a Global Preferred Security will not be entitled to receive physical delivery of certificates representing shares of Preferred Shares or depositary shares, as the case may be, and will not be considered the holders of Preferred Shares or depositary shares, as the case may be. No Global Preferred Security shall be exchangeable except for another Global Preferred Security to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a Global Preferred Security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of Preferred Shares or depositary shares, as the case may be.
      We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a Global Preferred Security desires to give or take any action that a holder of Preferred Shares or depositary shares, as the case may be, is entitled to give or take, DTC would authorize the participants holding the relevant beneficial interests to give or take that action and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.
      A brief description of DTC is set forth above under “Description of Debt Securities — Book Entry Procedures.”
Warrants
      We may issue warrants for the purchase of our debt securities, Preferred Shares or Ordinary Shares. We may issue warrants alone or together with any other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.
Plan of Distribution
      We may sell the securities offered in this prospectus in and outside the United States (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers or (d) through a combination of any of these methods. The applicable prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents, and the respective amounts of securities underwritten or purchased by each of them;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
By Agents
      Offered securities may be sold through agents designated by us. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment. We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the U.S. Securities Act with respect to those securities. The terms of any such sales will be described in the applicable prospectus supplement.
By Underwriters or Dealers
      If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriter may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as an underwriter. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
      During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
      If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the U.S. Securities Act, with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales
      Offered securities may also be sold directly by us. In this case, no underwriters or agents would be involved.
Delayed Delivery Contracts
      If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts.
      These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
      Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the U.S. Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the U.S. Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

      We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the U.S. Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
      Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of their businesses.
      Unless otherwise stated in a prospectus statement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities if any are purchased.
      The applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.
Legal Matters
      Except as set forth in the applicable prospectus supplement, the validity of the debt securities and depositary shares under United States laws will be passed upon for us by Baker Botts L.L.P., Dallas, Texas, and the validity of our Ordinary Shares, Preferred Shares and warrants under Cayman Islands law will be passed upon for us by Maples and Calder, Grand Cayman, Cayman Islands, and Maples and Calder is not passing on any matters other than those governed by Cayman Islands law.
Experts
      The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Noble Corporation
Debt Securities
Preferred Shares
Depositary Shares
Ordinary Shares
Warrants
Noble Drilling Corporation
Guarantees of Debt Securities

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution
      The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by us in connection with a distribution of an assumed amount of $1,000,000,000 of securities registered under this registration statement. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time.

Securities and Exchange Commission registration fee(1)	$107,000
Accounting fees and expenses	400,000
Trustees; and Warrant Agents’ fees and expenses (including counsel fees)	50,000
Legal fees and expenses	250,000
Blue Sky filing and counsel fees	10,000
NYSE fees	75,000
Printing and engraving fees	75,000
Rating Agency fees	300,000
Miscellaneous	33,000

Total	$1,300,000

(1)	In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee, except for $40,450 that has already been paid with respect to $500,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-107595, and were not sold thereunder.

ITEM 15.	Indemnification of Directors and Officers
Noble Corporation
      Cayman Islands law does not limit the extent to which a company’s articles of association may provide for the indemnification of its directors, officers, employees and agents except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy.
      Noble’s articles of association provide the following:

Article 111 of Noble’s articles of association provides that no Noble director will be personally liable to Noble or its members for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to Noble or to its members, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (c) for any transaction from which the director derived an improper personal benefit.

Article 112 of Noble’s articles of association provides that Noble will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Noble), by reason of the fact that such person is or was a director, officer, employee or agent of Noble, or is or was serving at the request of Noble as a director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Noble, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of Noble, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Article 113 of Noble’s articles of association provides that Noble shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Noble to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Noble, or is or was serving at the request of Noble as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Noble, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Noble unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the such court shall deem proper.

Any indemnification under Article 112 or Article 113 of Noble’s articles of association (unless ordered by a court) shall be made by Noble only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article 112 or Article 113 of Noble’s articles of association. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by Noble’s members.

To the extent that a present or former director or officer of Noble has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Articles 112 or 113 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Expenses (including attorneys’ fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by Noble in advance of the final disposition of such action, suit or proceeding upon receipt by Noble of an undertaking by or on behalf of such officer or director to repay all such amounts advanced if it shall ultimately be determined that such person is not entitled to be indemnified by Noble under its articles of association or otherwise. Such expenses (including attorneys’ fees) incurred by present or former employees or agents of Noble other than officers or directors may be so paid upon such terms and conditions, if any, as Noble deems appropriate.

The indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any law, agreement, vote of members or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Noble has entered into an indemnity agreement with each of its directors and officers to supplement the indemnification protection available under Noble’s articles of association referred to above. These indemnity agreements generally provide that Noble will indemnify the parties thereto to the fullest extent permitted by law.

Noble also maintains insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their services in the foregoing capacities.

Noble Drilling Corporation
      Noble Drilling Corporation is a Delaware corporation. Under Section 145 of the General Corporation Law of the State of Delaware, Noble Drilling Corporation has the power to indemnify its directors and officers, subject to certain limitations.

      Reference is made to Article VI of the Bylaws of Noble Drilling Corporation, which Article is filed as Exhibit 4.4 hereto and provides for indemnification of directors and officers of Noble Drilling Corporation under certain circumstances.

ITEM 16.	Exhibits

Exhibit
No.		Document

1	.1*	Form of Underwriting Agreement (Debt).
1	.2*	Form of Underwriting Agreement (Equity).
1	.3*	Form of Underwriting Agreement (Warrants).
2.1		Agreement and Plan of Merger dated as of March 11, 2002 among Noble Corporation, Noble Cayman Acquisition Corporation, Noble Holding (U.S.) Corporation and Noble Drilling Corporation (included as Annex A to the proxy statement/ prospectus that constitutes a part of Noble Corporation’s Registration Statement on Form S-4 (No. 333-84278) and incorporated herein by reference).
4.1		Memorandum of Association of Noble Corporation (filed as Exhibit 3.3 to Noble Corporation’s Registration Statement on Form S-4 (No. 333-84278) and incorporated herein by reference).
4.2		Articles of Association of Noble Corporation, as amended (filed as Exhibit 3.2 to Noble Corporation’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2005 and incorporated herein by reference).
4.3		Restated Certificate of Incorporation of Noble Drilling Corporation included as Exhibit A to the Certificate of Merger of Noble Cayman Acquisition Corporation with and into Noble Drilling Corporation (filed as Exhibit 4.6 to Noble Corporation’s Registration Statement on Form S-3 (No. 333-107595) and incorporated herein by reference).
4.4		Bylaws of Noble Drilling Corporation (filed as Exhibit 4.7 to Noble Corporation’s Registration Statement on Form S-3 (No. 333-107595) and incorporated herein by reference).
4.5		Note Purchase Agreement dated as of December 21, 1998, by and among Noble Drilling (Jim Thompson) Inc., JP Morgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association), as Trustee, and each of the note purchasers thereunder. Each note purchaser has entered into a separate Note Purchase Agreement, which agreements are substantially identical in all material respects, except for the principal amount of notes purchased. A schedule identifying each of the note purchasers that entered into a Note Purchase Agreement with Noble Drilling (Jim Thompson) Inc. and the principal amount of notes purchased by each such note purchaser is included as Annex I to the Note Purchase Agreement (filed as Exhibit 4.24 to Noble Drilling Corporation’s Registration Statement on Form S-3 (No. 333-72059) and incorporated herein by reference).
4.6		Indenture of First Naval Mortgage, dated as of December 21, 1998, made by Noble Drilling (Jim Thompson) Inc. in favor of JP Morgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association), as Trustee (filed as Exhibit 4.25 to Noble Drilling Corporation’s Registration Statement on Form S-3 (No. 333-72059) and incorporated herein by reference).
4.7		Parent Guaranty, dated as of December 21, 1998, by Noble Drilling Corporation in favor of JP Morgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association), as Trustee (filed as Exhibit 4.26 to Noble Drilling Corporation’s Registration Statement on Form S-3 (No. 333-72059) and incorporated herein by reference).
4.8		Credit Agreement dated as of May 30, 2001, among Noble Drilling Corporation, Christiania Bank og Kreditkasse ASA, New York Branch, as Administrative Agent, and the lenders named therein (filed as Exhibit 4 to Noble Drilling Corporation’s Quarterly Report on Form 10-Q for the three-month period ended June 30, 2001 and incorporated herein by reference).
4.9		Irrevocable Letter of Credit, dated as of December 20, 2001, by Nordea Bank Norge ASA, New York Branch, and issued to JPMorgan Chase Bank, National Association, as Trustee of the Trust Indenture and Security Agreement, dated as of November 24, 1998, between Noble Drilling (Paul Romano) Inc. and the Trustee, for the benefit of the note holders thereunder (filed as Exhibit 4.17 to Noble Drilling Corporation’s Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

Exhibit
No.		Document

4.10		Amended and Restated Credit Agreement dated as of May 1, 2002 among Noble Corporation, Noble Holding (U.S.) Corporation, Noble Drilling Corporation, Nordea Bank Norge ASA, New York Branch, as Administrative Agent, and the lenders named therein (filed as Exhibit 4.1 to Noble Corporation’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 and incorporated herein by reference).
4.11		First Amendment to Note Purchase Agreement and Consent, dated as of March 15, 2002, between Noble Drilling (Jim Thompson) Inc., each of the note purchasers thereunder and JPMorgan Chase Bank, National Association, as trustee (filed as Exhibit 4.2 to Noble Corporation’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 and incorporated herein by reference).
4.12		Amended and Restated Parent Guaranty, dated as of April 25, 2002, by Noble Corporation, Noble Holding (U.S.) Corporation and Noble Drilling Corporation, in favor of JPMorgan Chase Bank, National Association, as trustee, for the benefit of the note purchasers under the Note Purchase Agreement and Consent with Noble Drilling (Jim Thompson) Inc. (filed as Exhibit 4.3 to Noble Corporation’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 and incorporated herein by reference).
4.13		Indenture dated as of March 1, 1999, between Noble Drilling Corporation and JP Morgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association), as trustee (filed as Exhibit 4.1 to the Form 8-K of Noble Drilling Corporation dated March 22, 1999 (date of event: March 1, 1999) and incorporated herein by reference).
4.14		Supplemental Indenture dated as of March 16, 1999, between Noble Drilling Corporation and JP Morgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association), as trustee (filed as Exhibit 4.2 to NDC’s Form 8-K dated March 22, 1999 (date of event: March 1, 1999) and incorporated herein by reference).
4.15		Second Supplemental Indenture, dated as of April 30, 2002, between Noble Drilling Corporation, Noble Holding (U.S.) Corporation and Noble Corporation, and JPMorgan Chase Bank, National Association, as trustee (filed as Exhibit 4.6 to Noble Corporation’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 and incorporated herein by reference).
4.16		Third Supplemental Indenture, dated as of December 20, 2005, between Noble Drilling Corporation, Noble Drilling Holding LLC, Noble Holding (U.S.) Corporation and Noble Corporation, and JPMorgan Chase Bank, National Association, as trustee.
4.17		Second Amendment, dated as of November 24, 2004, among Noble Corporation, Noble Holding (U.S.) Corporation, Noble Drilling Corporation, various lending institutions party to the Credit Agreement, Wells Fargo Bank, N.A. (as successor to Wells Fargo Bank Texas, National Association) and SunTrust Bank, as Documentation Agents, The Bank of Tokyo-Mitsubishi, Ltd. and Westdeutsche Landesbank Girozentrale, New York Branch, as Syndication Agents, The Bank of Tokyo-Mitsubishi, Ltd. and Nordea Bank Finland Plc, New York Branch, as Co-Lead Arrangers, Nordea Bank Finland Plc, as Bookrunner, and Nordea Bank Finland Plc, New York Branch (as the replacement Administrative Agent to Nordea Bank Norge ASA, New York Branch, as successor by merger to Christiania Bank og Kreditkasse ASA, New York Branch), as Administrative Agent (filed as Exhibit 4.1 to Noble Corporation’s Current Report on Form 8-K dated November 30, 2004 and incorporated herein by reference).
4.18		Guarantee dated as of August 26, 1994 between Noble Drilling Corporation and Hibernia Management and Development Company Ltd. (filed as Exhibit 10.45 to Noble Drilling Corporation’s Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).
4	.19**	Form of Senior Indenture of Noble Corporation.
4	.20**	Form of Subordinated Indenture of Noble Corporation.
4	.21**	Form of Senior Debt Security of Noble Corporation (included in Exhibit 4.17).
4	.22**	Form of Subordinated Debt Security of Noble Corporation (included in Exhibit 4.18).
4	.23*	Form of Warrant Agreement.
4.24		Credit Agreement, dated as of December 22, 2005, among Noble Corporation, Noble Holding (U.S.) Corporation, Noble Drilling Corporation and Goldman Sachs Credit Partners L.P. (filed as Exhibit 10.1 to Noble Corporation’s Current Report on Form 8-K dated December 22, 2005 and incorporated herein by reference).

Exhibit
No.		Document

4.26		First Amendment to Credit Agreement, dated as of February 17, 2006 among Noble Corporation, Noble Holding (U.S.) Corporation, Noble Drilling Corporation and Goldman Sachs Credit Partners L.P. (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 22, 2006 and incorporated herein by reference).
4.27		Second Amendment to Credit Agreement, dated as of March 2, 2006 among Noble Corporation, Noble Holding (U.S.) Corporation, Noble Drilling Corporation and Goldman Sachs Credit Partners, L.P. (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 6, 2006 and incorporated herein by reference).
5	.1**	Opinion of Baker Botts L.L.P.
5	.2**	Opinion of Maples and Calder.
5.3		Opinion of Baker Botts L.L.P.
12.1		Statement re Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of PricewaterhouseCoopers LLP.
23.2		Consent of Baker Botts L.L.P. (contained in its opinions filed as Exhibit 5.1 and 5.3).
23.3		Consent of Maples and Calder (contained in its opinion filed as Exhibit 5.2).
24	.1**	Powers of Attorney of Noble Corporation.
24.1		Powers of Attorney of Noble Drilling Corporation (included in signature pages hereto).
25	.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee under the Noble Corporation Senior Indenture.
25	.2**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee under the Noble Corporation Subordinated Indenture.

*	To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.

**	Previously filed.

ITEM 17.	Undertakings
      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Noble Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sugar Land, Texas, on the 19th day of May, 2006.

NOBLE CORPORATION

By:	/s/ Mark A. Jackson

Mark A. Jackson
President and Chief Operating Officer
      Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* James C. Day		Chairman and Chief Executive Officer and Director (Principal Executive Officer and Authorized Representative in the United States)	May 19, 2006

/s/ Mark A. Jackson Mark A. Jackson		President and Chief Operating Officer and acting Chief Financial Officer (Principal Financial and Accounting Officer)	May 19, 2006

* Michael A. Cawley		Director	May 19, 2006

* Lawrence J. Chazen		Director	May 19, 2006

* Luke R. Corbett		Director	May 19, 2006

* Julie H. Edwards		Director	May 19, 2006

* Marc E. Leland		Director	May 19, 2006

* Jack E. Little		Director	May 19, 2006

* Mary P. Ricciardello		Director	May 19, 2006

* William A. Sears		Director	May 19, 2006

*By:	/s/ Mark A. Jackson Mark A. Jackson Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Noble Drilling Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sugar Land, Texas, on the 19th day of May, 2006.

NOBLE DRILLING CORPORATION

By:	/s/ Mark A. Jackson

Mark A. Jackson
Senior Vice President
POWER OF ATTORNEY
      Each person whose signature appears below appoints Robert D. Campbell, Mark A. Jackson and Julie J. Robertson, and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James C. Day James C. Day	President (Principal Executive Officer)	May 19, 2006

/s/ Michael N. Lamb Michael N. Lamb	Treasurer (Principal Financial Officer)	May 19, 2006

/s/ T.F. O’Rourke T.F. O’Rourke	Controller (Principal Accounting Officer)	May 19, 2006

/s/ Mark A. Jackson Mark A. Jackson	Director	May 19, 2006

/s/ Robert D. Campbell Robert D. Campbell	Director	May 19, 2006

/s/ Julie J. Robertson Julie J. Robertson	Director	May 19, 2006

EXHIBIT INDEX

Exhibit
No.		Document

1	.1*	Form of Underwriting Agreement (Debt).
1	.2*	Form of Underwriting Agreement (Equity).
1	.3*	Form of Underwriting Agreement (Warrants).
2.1		Agreement and Plan of Merger dated as of March 11, 2002 among Noble Corporation, Noble Cayman Acquisition Corporation, Noble Holding (U.S.) Corporation and Noble Drilling Corporation (included as Annex A to the proxy statement/ prospectus that constitutes a part of Noble Corporation’s Registration Statement on Form S-4 (No. 333-84278) and incorporated herein by reference).
4.1		Memorandum of Association of Noble Corporation (filed as Exhibit 3.3 to Noble Corporation’s Registration Statement on Form S-4 (No. 333-84278) and incorporated herein by reference).
4.2		Articles of Association of Noble Corporation, as amended (filed as Exhibit 3.2 to Noble Corporation’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2005 and incorporated herein by reference).
4.3		Restated Certificate of Incorporation of Noble Drilling Corporation included as Exhibit A to the Certificate of Merger of Noble Cayman Acquisition Corporation with and into Noble Drilling Corporation (filed as Exhibit 4.6 to Noble Corporation’s Registration Statement on Form S-3 (No. 333-107595) and incorporated herein by reference).
4.4		Bylaws of Noble Drilling Corporation (filed as Exhibit 4.7 to Noble Corporation’s Registration Statement on Form S-3 (No. 333-107595) and incorporated herein by reference).
4.5		Note Purchase Agreement dated as of December 21, 1998, by and among Noble Drilling (Jim Thompson) Inc., JP Morgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association), as Trustee, and each of the note purchasers thereunder. Each note purchaser has entered into a separate Note Purchase Agreement, which agreements are substantially identical in all material respects, except for the principal amount of notes purchased. A schedule identifying each of the note purchasers that entered into a Note Purchase Agreement with Noble Drilling (Jim Thompson) Inc. and the principal amount of notes purchased by each such note purchaser is included as Annex I to the Note Purchase Agreement (filed as Exhibit 4.24 to Noble Drilling Corporation’s Registration Statement on Form S-3 (No. 333-72059) and incorporated herein by reference).
4.6		Indenture of First Naval Mortgage, dated as of December 21, 1998, made by Noble Drilling (Jim Thompson) Inc. in favor of JP Morgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association), as Trustee (filed as Exhibit 4.25 to Noble Drilling Corporation’s Registration Statement on Form S-3 (No. 333-72059) and incorporated herein by reference).
4.7		Parent Guaranty, dated as of December 21, 1998, by Noble Drilling Corporation in favor of JP Morgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association), as Trustee (filed as Exhibit 4.26 to Noble Drilling Corporation’s Registration Statement on Form S-3 (No. 333-72059) and incorporated herein by reference).
4.8		Credit Agreement dated as of May 30, 2001, among Noble Drilling Corporation, Christiania Bank og Kreditkasse ASA, New York Branch, as Administrative Agent, and the lenders named therein (filed as Exhibit 4 to Noble Drilling Corporation’s Quarterly Report on Form 10-Q for the three-month period ended June 30, 2001 and incorporated herein by reference).
4.9		Irrevocable Letter of Credit, dated as of December 20, 2001, by Nordea Bank Norge ASA, New York Branch, and issued to JPMorgan Chase Bank, National Association, as Trustee of the Trust Indenture and Security Agreement, dated as of November 24, 1998, between Noble Drilling (Paul Romano) Inc. and the Trustee, for the benefit of the note holders thereunder (filed as Exhibit 4.17 to Noble Drilling Corporation’s Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).
4.10		Amended and Restated Credit Agreement dated as of May 1, 2002 among Noble Corporation, Noble Holding (U.S.) Corporation, Noble Drilling Corporation, Nordea Bank Norge ASA, New York Branch, as Administrative Agent, and the lenders named therein (filed as Exhibit 4.1 to Noble Corporation’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 and incorporated herein by reference).
4.11		First Amendment to Note Purchase Agreement and Consent, dated as of March 15, 2002, between Noble Drilling (Jim Thompson) Inc., each of the note purchasers thereunder and JPMorgan Chase Bank, National Association, as trustee (filed as Exhibit 4.2 to Noble Corporation’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 and incorporated herein by reference).

Exhibit
No.		Document

4.12		Amended and Restated Parent Guaranty, dated as of April 25, 2002, by Noble Corporation, Noble Holding (U.S.) Corporation and Noble Drilling Corporation, in favor of JPMorgan Chase Bank, National Association, as trustee, for the benefit of the note purchasers under the Note Purchase Agreement and Consent with Noble Drilling (Jim Thompson) Inc. (filed as Exhibit 4.3 to Noble Corporation’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 and incorporated herein by reference).
4.13		Indenture dated as of March 1, 1999, between Noble Drilling Corporation and JP Morgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association), as trustee (filed as Exhibit 4.1 to the Form 8-K of Noble Drilling Corporation dated March 22, 1999 (date of event: March 1, 1999) and incorporated herein by reference).
4.14		Supplemental Indenture dated as of March 16, 1999, between Noble Drilling Corporation and JP Morgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association), as trustee (filed as Exhibit 4.2 to NDC’s Form 8-K dated March 22, 1999 (date of event: March 1, 1999) and incorporated herein by reference).
4.15		Second Supplemental Indenture, dated as of April 30, 2002, between Noble Drilling Corporation, Noble Holding (U.S.) Corporation and Noble Corporation, and JPMorgan Chase Bank, National Association, as trustee (filed as Exhibit 4.6 to Noble Corporation’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 and incorporated herein by reference).
4.16		Third Supplemental Indenture, dated as of December 20, 2005, between Noble Drilling Corporation, Noble Drilling Holding LLC, Noble Holding (U.S.) Corporation and Noble Corporation, and JPMorgan Chase Bank, National Association, as trustee.
4.17		Second Amendment, dated as of November 24, 2004, among Noble Corporation, Noble Holding (U.S.) Corporation, Noble Drilling Corporation, various lending institutions party to the Credit Agreement, Wells Fargo Bank, N.A. (as successor to Wells Fargo Bank Texas, National Association) and SunTrust Bank, as Documentation Agents, The Bank of Tokyo-Mitsubishi, Ltd. and Westdeutsche Landesbank Girozentrale, New York Branch, as Syndication Agents, The Bank of Tokyo-Mitsubishi, Ltd. and Nordea Bank Finland Plc, New York Branch, as Co-Lead Arrangers, Nordea Bank Finland Plc, as Bookrunner, and Nordea Bank Finland Plc, New York Branch (as the replacement Administrative Agent to Nordea Bank Norge ASA, New York Branch, as successor by merger to Christiania Bank og Kreditkasse ASA, New York Branch), as Administrative Agent (filed as Exhibit 4.1 to Noble Corporation’s Current Report on Form 8-K dated November 30, 2004 and incorporated herein by reference).
4.18		Guarantee dated as of August 26, 1994 between Noble Drilling Corporation and Hibernia Management and Development Company Ltd. (filed as Exhibit 10.45 to Noble Drilling Corporation’s Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).
4	.19**	Form of Senior Indenture of Noble Corporation.
4	.20**	Form of Subordinated Indenture of Noble Corporation.
4	.21**	Form of Senior Debt Security of Noble Corporation (included in Exhibit 4.17).
4	.22**	Form of Subordinated Debt Security of Noble Corporation (included in Exhibit 4.18).
4	.23*	Form of Warrant Agreement.
4.24		Credit Agreement, dated as of December 22, 2005, among Noble Corporation, Noble Holding (U.S.) Corporation, Noble Drilling Corporation and Goldman Sachs Credit Partners L.P. (filed as Exhibit 10.1 to Noble Corporation’s Current Report on Form 8-K dated December 22, 2005 and incorporated herein by reference).
4.26		First Amendment to Credit Agreement, dated as of February 17, 2006 among Noble Corporation, Noble Holding (U.S.) Corporation, Noble Drilling Corporation and Goldman Sachs Credit Partners L.P. (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 22, 2006 and incorporated herein by reference).
4.27		Second Amendment to Credit Agreement, dated as of March 2, 2006 among Noble Corporation, Noble Holding (U.S.) Corporation, Noble Drilling Corporation and Goldman Sachs Credit Partners, L.P. (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 6, 2006 and incorporated herein by reference).
5	.1**	Opinion of Baker Botts L.L.P.
5	.2**	Opinion of Maples and Calder.
5.3		Opinion of Baker Botts L.L.P.
12.1		Statement re Computation of Ratio of Earnings to Fixed Charges.

Exhibit
No.		Document

23.1		Consent of PricewaterhouseCoopers LLP.
23.2		Consent of Baker Botts L.L.P. (contained in its opinions filed as Exhibit 5.1 and 5.3).
23.3		Consent of Maples and Calder (contained in its opinion filed as Exhibit 5.2).
24	.1**	Powers of Attorney of Noble Corporation.
24.1		Powers of Attorney of Noble Drilling Corporation (included in signature pages hereto).
25	.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee under the Noble Corporation Senior Indenture
25	.2**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee under the Noble Corporation Subordinated Indenture.

*	To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.

**	Previously filed.